Exhibit 10.3

EXECUTION VERSION

OMNIBUS AMENDMENT AND REAFFIRMATION AGREEMENT

OMNIBUS AMENDMENT AND REAFFIRMATION AGREEMENT, dated as of March 31, 2022 (this “Amendment and Reaffirmation”), by KREF LENDING IX LLC, a Delaware limited liability company (“Seller”), KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership (“Guarantor”), KREF HOLDINGS IX LLC, a Delaware limited liability company (“Pledgor”), KREF CAPITAL LLC, a Delaware limited liability company (“Originator”), and MUFG BANK, LTD. (“Buyer”), as the assignee of all of the rights and obligations of MUFG UNION BANK, N.A. (“Original Buyer”) under the Program Documents pursuant to the Assignment and Assumption Agreement (as defined below).

RECITALS

WHEREAS, (i) Seller and Buyer (after giving effect to the Assignment and Assumption Agreement) are parties to that certain Master Repurchase Agreement and Securities Contract, dated as of July 27, 2021 (as amended, restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Repurchase Agreement”, and as amended pursuant to this Amendment and Reaffirmation and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”), (ii) Seller and Buyer (after giving effect to the Assignment and Assumption Agreement) are parties to that certain Fee Letter, dated as of July 27, 2021 (as amended, restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Fee Letter”, and as amended pursuant to this Amendment and Reaffirmation and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Fee Letter”), (iii) Guarantor is party to that certain Limited Guaranty in favor of Buyer (after giving effect to the Assignment and Assumption Agreement), dated as of July 27, 2021 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guaranty”), (iv) Pledgor and Buyer (after giving effect to the Assignment and Assumption Agreement) are parties to that certain Pledge and Security Agreement, dated as of July 27, 2021 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Pledge Agreement”), and (v) Originator and Buyer (after giving effect to the Assignment and Assumption Agreement) are parties to that certain Originator Pledge and Security Agreement, dated as of July 27, 2021 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Originator Pledge Agreement”);

WHEREAS, simultaneously with the execution and delivery of this Amendment and Reaffirmation, Original Buyer assigned all of its rights and obligations in the Program Documents to Buyer, and Buyer assumed all of Original Buyer’s rights and obligations thereunder pursuant to the terms of the Assignment and Assumption Agreement;

WHEREAS, in connection with such assignment and assumption, Seller and Buyer wish to modify certain terms of the Existing Repurchase Agreement;

WHEREAS, Seller and Buyer wish to modify the definition of “Maximum Facility Amount” in the Existing Fee Letter; and

WHEREAS, in connection with the modifications contemplated by this Amendment and Reaffirmation and the assignment and assumption contemplated by the Assignment and

Assumption Agreement, Buyer has requested that each of Guarantor, Pledgor and Originator reaffirm its respective obligations for the benefit of Buyer under the Guaranty, Pledge Agreement or Originator Pledge Agreement, as applicable, and reaffirm that the provisions of the Guaranty, Pledge Agreement or Originator Pledge Agreement, as applicable, shall remain in full force and effect for the benefit of Buyer upon the effectiveness of this Amendment and Reaffirmation and the Assignment and Assumption Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.  Definitions. Unless otherwise defined herein, terms defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement.

2.  Amendment to Fee Letter. Buyer and Seller hereby agree that, as of the date hereof, the Existing Fee Letter is hereby amended by replacing the existing definition of “Maximum Facility Amount” in clause (d) with the following:

“Maximum Facility Amount” shall mean $750,000,000, as such amount may be reduced from time to time by Seller pursuant to Section 3(m) of the Repurchase Agreement.

3.  Amendments to the Existing Repurchase Agreement. Buyer and Seller hereby agree that, as of the date hereof, the Existing Repurchase Agreement is hereby amended as follows:

(a)       The definition of “MUFG” in Section 2 of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the following:““MUFG” shall mean MUFG Bank, Ltd. or any successor thereto.”;

(b)       Section 35 of the Existing Repurchase Agreement is hereby amended by replacing each reference to “MUFG Union Bank, N.A.” therein with “MUFG Bank, Ltd.”; and

(c)       Exhibit A, Exhibit B, Exhibit E, Exhibit F, Exhibit I, Exhibit J and Exhibit L are hereby amended and restated as set forth in Annex 1 hereto.

4.  Reaffirmations.

(a)      Guarantor hereby reaffirms its obligations under the Guaranty and acknowledges that its obligations under the Guaranty, after giving effect to this Amendment and Reaffirmation and the Assignment and Assumption Agreement, are continuing and in full force and effect in favor of Buyer.

(b)      Pledgor hereby (i) reaffirms its obligations under the Pledge Agreement and acknowledges that its obligations under the Pledge Agreement, after giving effect to this Amendment and Reaffirmation and the Assignment and Assumption Agreement, are continuing and in full force and effect in favor of Buyer and (ii) consents to the filing of the UCC-3 financing statement attached hereto as Exhibit A.

(c)      Originator hereby reaffirms (i) its obligations under the Originator Pledge Agreement and acknowledges that its obligations under the Originator Pledge Agreement, after giving effect to this Amendment and Reaffirmation and the Assignment and Assumption Agreement, are continuing and in full force and effect in favor of Buyer and (ii) consents to the filing of the UCC-3 financing statement attached hereto as Exhibit B.

(d)       Seller hereby consents to the filing of the UCC-3 financing statement attached hereto as Exhibit C.

5.            Conditions Precedent.  This Amendment and Reaffirmation shall become effective as of the date hereof, subject to the satisfaction of the following conditions precedent:

(a)        Delivered Documents.  On the date hereof, Buyer shall have received the following documents, each of which shall be in form and substance reasonably satisfactory to Buyer:

(i)	this Amendment and Reaffirmation, executed and delivered by the duly authorized officers of each party hereto;

(ii)	an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”), executed and delivered by the duly authorized officers of Original Buyer and Buyer and consented to by Seller;

(iii)	the UCC-3 financing statements set forth on Exhibits A, B and C hereto;

(iv)	an omnibus power of attorney substantially in the form of Exhibit F set forth in Annex 1 hereto;

(v)	an Amended and Restated Custodial Agreement, executed and delivered by the duly authorized officers of Buyer, Custodian and Seller;

(vi)	a notice to Account Bank and Reserve Account Bank pursuant to the terms of the Account Control Agreement of the assignment of Original Buyer’s rights thereunder to Buyer;

(vii)	a Upsize Structuring Fee Side Letter (the “Upsize Fee Letter”), executed and delivered by the duly authorized officers of Buyer and Seller; and

(viii)
an opinion of counsel to Seller, Guarantor, Pledgor and Originator, in form and substance reasonably acceptable to Buyer, including, without limitation, with respect to corporate matters, due authorization, non-contravention and enforceability of this Amendment and Reaffirmation.

(b)       Fees and Expenses. Seller has paid all fees and expenses to the extent due and payable by Seller to Buyer as of the date hereof pursuant to the terms of the Program Documents, including the Upsize Fee Letter.

6.            Representations and Warranties. Seller, Guarantor, Pledgor and Originator each hereby represents and warrants to Buyer that as of the date hereof:

(a)       Such party has the requisite power and authority to execute, deliver and perform this Amendment and Reaffirmation.

(a)       Such party has taken all necessary corporate (or analogous) action to authorize the execution, delivery and performance of this Amendment and Reaffirmation. This Amendment and Reaffirmation constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and subject to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b)       Each of the representations and warranties made by such party herein or in or pursuant to the Program Documents is true and correct in all material respects on and as of the date hereof as if made on and as of such date; provided that any representation or warranty made solely with respect to a specified prior date shall be true and correct in all material respects as of such specified date.

7.          Governing Law. THIS AMENDMENT AND REAFFIRMATION SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY LAWS, RULES OR PROVISIONS OF THE STATE OF NEW YORK THAT WOULD CAUSE THE APPLICATION OF THE LAWS, RULES OR PROVISIONS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

8.            Continuing Effect.  As amended by this Amendment and Reaffirmation, all terms, covenants and provisions of the Fee Letter and the Repurchase Agreement, are ratified and confirmed and shall remain in full force and effect. This Amendment and Reaffirmation shall not constitute a novation of the Fee Letter, the Repurchase Agreement or any Program Document but shall constitute modifications thereof.  In addition, any and all guaranties and indemnities for the benefit of Buyer and agreements subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment and Reaffirmation, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and Reaffirmation and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment and Reaffirmation.

9.            Binding Effect; No Partnership; Counterparts. The provisions of the Fee Letter and the Repurchase Agreement, as amended hereby, shall be binding upon and inure to the benefit of the parties thereto and their respective successors and permitted assigns.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. This Amendment and Reaffirmation may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Any signed signature page to this Amendment and Reaffirmation delivered by electronic transmission in the portable document format (.pdf) or similar format shall treated in all respects as an original signed signature page.  To the extent applicable, the foregoing constitutes the election of the parties to invoke any law authorizing electronic signatures.

10.        Further Agreements. At Buyer’s sole cost and expense, (i) Seller agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer from time to time to the extent necessary to effectuate the purposes of this Amendment and Reaffirmation and (ii) Guarantor agrees to execute and deliver an amendment and restatement of the Guaranty on the same terms and conditions as the Guaranty existing on the date hereof (changing only the name of Original Buyer to Buyer) if Buyer reasonably determines that such a restatement is necessary in order to give further effect to its reaffirmation in Section 4(a) hereof.

11.          Headings, etc. Section or other headings contained in this Amendment and Reaffirmation are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment and Reaffirmation.

12.          Program Document. Each of Seller, Guarantor, Pledgor and Originator hereby acknowledges and agrees that, notwithstanding anything to the contrary contained herein, in the Repurchase Agreement or in any other Program Document, this Amendment and Reaffirmation and the Assignment and Assumption Agreement shall each constitute a Program Document under the Repurchase Agreement.  All references to the Repurchase Agreement and the Fee Letter in any Program Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment and Reaffirmation, be deemed a reference to the Repurchase Agreement or the Fee Letter, as applicable, as amended hereby, unless the context expressly requires otherwise.

13.          No Waiver.  The execution, delivery and effectiveness of this Amendment and Reaffirmation shall not operate as a waiver of any right, power or remedy of Buyer under any Program Document, nor constitute a waiver of any provision of any Program Document by any of the parties hereto.

14.          Post-Close Covenants.

(a)
Within thirty (30) Business Days of the date hereof, the Original Buyer shall have returned to Seller the omnibus power of attorney executed by Seller for the benefit of Original Buyer on July 27, 2021.

(b)
Within three (3) Business Days of the date hereof, Buyer shall have received a Servicer Acknowledgment Letter, executed and delivered by the duly authorized officers of Original Buyer, Buyer, Servicer, KKR Real Estate

Finance Trust Inc. and Seller in form and substance reasonably satisfactory to Buyer.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Reaffirmation to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

KREF LENDING IX LLC, as Seller

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Chief Operating Officer and President

KKR REAL ESTATE FINANCE HOLDINGS L.P., as Guarantor

By: KKR Real Estate Finance Trust Inc., a Maryland corporation, its general partner

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Chief Operating Officer and President

KREF HOLDINGS IX LLC, as Pledgor

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Chief Operating Officer and President

KREF CAPITAL LLC, as Originator

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Chief Operating Officer and President

 [SIGNATURES CONTINUE ON THE NEXT PAGE]

MUFG BANK, LTD., as Buyer

By:	/s/ Bernard A. Fernandez
Name: Bernard A. Fernandez
Title: Director